Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-224725) and S-8 (Nos. 333-220165 and 333-217516) of NCS Multistage Holdings, Inc. of our report dated March 8, 2019 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 8, 2019